EXHIBIT 99.1

Hemisphere Media Group Announces NASDAQ Global Market Listing

MIAMI, FL – April 22, 2013 – Hemisphere Media Group, Inc. (OTCBB: HMTVA, HMTVW) ("Hemisphere"), the only publicly traded pure-play U.S. Spanish-language media company targeting the high growth Hispanic TV/cable networks business, announced today that its shares of Class A common stock have been approved for listing on the NASDAQ Global Market.

Hemisphere’s Class A common stock will commence trading on the NASDAQ Global Market (“NASDAQ”) on Tuesday, April 23, 2013 under the ticker symbol "HMTV." Prior to the listing change to NASDAQ, Hemisphere’s Class A common stock will continue to trade on the OTC Bulletin Board under the current ticker symbol "HMTVA."  Hemisphere’s warrants will continue to trade on the OTC Bulletin Board under the current ticker symbol “HMTVW.”

Alan Sokol, CEO of Hemisphere, said, "The transition to the NASDAQ Global Market is a significant milestone for Hemisphere and important step forward in the growth and development of our company. We believe this move will increase the visibility and liquidity of our shares in the market, and we are honored to join the long list of prestigious companies already traded on NASDAQ."

Hemisphere was formed through the completion of a series of mergers in which it became the new parent company of:
-	Cinelatino, the #1 U.S. Spanish-language cable movie network, with approximately 12 million subscribers across the U.S., Latin America and Canada;
-	WAPA America, the leading U.S. Spanish-language cable network targeting Puerto Ricans and other Caribbean Hispanics living in the U.S, with over 5 million subscribers; and
-	WAPA TV, the #1 broadcast television network and content producer in Puerto Rico, with state-of-the-art facilities that produce over 60 hours per week of top-rated news and entertainment programming.

About Hemisphere Media Group, Inc.
Hemisphere Media Group (OTCBB: HMTVA, HMTVW) is the only publicly-traded pure-play U.S. Spanish-language TV/cable network business serving the high-growth U.S. Hispanic population. Headquartered in Miami, Florida, Hemisphere owns and operates Cinelatino, WAPA Television and WAPA America. Cinelatino is the leading Spanish-language movie channel with more than 12 million subscribers in the U.S., Latin America and Canada, featuring the largest selection of contemporary Spanish-language blockbusters and critically-acclaimed titles from Mexico, Latin America, Spain and the Caribbean. WAPA Television is Puerto Rico’s leading broadcast station with the highest primetime and full day ratings in Puerto Rico. Founded in 1954, WAPA Television produces more than 60 hours per week of top-rated news and entertainment programming. WAPA America is the leading cable network targeting Puerto Ricans and other Caribbean Hispanics living in the U.S., featuring the highly-rated news and entertainment programming produced by WAPA-TV. WAPA America has more than five million U.S. subscribers.

About InterMedia Partners
Founded in 1988 by Leo Hindery Jr., InterMedia Partners, L.P., the controlling shareholder of Hemisphere, is premised on the philosophy that by bringing extensive operating experience to media private equity, the fund could drive superior returns. Over the course of its seven funds, InterMedia has invested in cable television, broadcast television, print, programming, and broadband opportunities.

InterMedia's Senior Partners have over 50 years of operating experience and, by making control investments, they are able to bring that knowledge base to bear on the acquired assets.

Caution Concerning Forward-Looking Statements
This press release may contain certain statements about Hemisphere that are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  These statements are based on the current expectations of the management of Hemisphere and are subject to uncertainty and changes in circumstance,  which may cause actual results to differ materially from those expressed or implied in such forward-looking statements.. Without limitation, any statements preceded or followed by or that include the words "targets," "plans," "believes," "expects," "intends," "will," "likely," "may," "anticipates," "estimates," "projects," "should," "would," "expect," "positioned," "strategy," "future," or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements.    In addition, these statements are based on a number of assumptions that are subject to change.  Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include failure by Hemisphere to satisfy the conditions to listing on NASDAQ.   Other factors that could cause actual results to differ are discussed in this press release and under the heading “Risk Factors” and "Forward-Looking Statements" in the company's most recent registration statement on Form S-4 filed with the Securities and Exchange Commission.  Forward-looking statements included herein are made as of the date hereof, and Hemisphere undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Investors:
Patrick Scanlan, 212-381-1659

Media:
Patrick Scanlan, 212-381-1659
or
InterMedia Partners
Anya Hoerburger, 212-503-2850